UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 2, 2005

BOK FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	000-19341	73-1373454
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(918) 588-6000

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On December 2, 2005, BOK Financial Corporation (the “Company”) entered into a $100 million five-year, unsecured revolving credit agreement with certain commercial banks. This credit agreement replaces a similar $125 million agreement that was scheduled to expire in 2006. Interest is based upon a base rate or LIBOR plus a defined margin that is based on the Company’s credit rating. This margin ranges from 0.375% to 1.125%. The base rate is defined as the greater of the daily federal funds rate plus 0.5% or the SunTrust Bank prime lending rate. Interest is generally paid monthly. Facility fees are paid quarterly on the unused portion of the commitment at rates that range from 0.100% to 0.250% based on the Company’s credit rating.

This credit agreement includes certain restrictive covenants that limit the Company’s ability to borrow additional funds, to make investments and to pay cash dividends on common stock. These covenants also require the Company and its subsidiaries to maintain minimum capital levels.

Item 9.01 Financial Statement and Exhibits

(c) Exhibits

99(a) Credit Agreement dated December 2, 2005 between BOK Financial Corporation and participating lenders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By:	/S/ STEVEN E. NELL
Steven E. Nell
Executive Vice President
Chief Financial Officer

Date: December 6, 2005